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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CITIZENS BANCSHARES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITIZENS BANCSHARES CORPORATION
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
(404) 659-5959

April 27, 2009

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

        You are cordially invited to attend the Annual Shareholders' Meeting of Citizens Bancshares Corporation (the "Company") to be held on Wednesday, May 27, 2009. Official Notice of the meeting, the Proxy Statement of management of the Company and the Company's 2008 Annual Report accompany this letter.

        The principal purpose of the meeting is to elect directors of the Company for the coming year and approve a new long-term incentive plan, as well as approving a non-binding resolution regarding executive compensation. We will also review the operations and recent developments of the Company and the Bank for the past year.

        Whether or not you plan to attend the meeting, please mark, date and sign the enclosed form of proxy and return it to the Company in the envelope provided as soon as possible so that your shares can be voted at the Annual Meeting.

                      Very truly yours,

                      James E. Young
                       President and Chief Executive Officer

CITIZENS BANCSHARES CORPORATION
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
(404) 659-5959

NOTICE OF THE ANNUAL MEETING TO
BE HELD MAY 27, 2009

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

        Notice is hereby given that the Annual Shareholders' Meeting of Citizens Bancshares Corporation will be held on Wednesday, May 27, 2009, at 10:30 a.m., at the Loudermilk Conference Center, 40 Courtland Street, N.E., Atlanta, Georgia, for the following purpose:

  (1)
  To elect three (3) Class I directors to serve a three-year term expiring at the 2012 annual meeting.

  (2)
  To approve the 2009 Long-Term Incentive Plan.

  (3)
  To approve a non-binding resolution regarding executive compensation.

  (4)
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on April 15, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

        All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

                      By Order of the Board of Directors,

                      James E. Young
                       President and Chief Executive Officer

April 27, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2009
THE PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS, PROXY CARD AND 2008 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT WWW.CTBCONNECT.COM UNDER "INVESTOR INFORMATION"

PROXY STATEMENT
OF
CITIZENS BANCSHARES CORPORATION
for the Annual Meeting to be Held
May 27, 2009

INTRODUCTION

Time and Place of Meeting

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Shareholders' Meeting and at any adjournments thereof. The Shareholders' Meeting will be held on Wednesday, May 27, 2009, at 10:30 a.m., at the Loudermilk Conference Center, 40 Courtland Street, N.E., Atlanta, Georgia.

Purpose of Meeting

        The purpose of the Annual Shareholders' Meeting of the Company is to elect three (3) Class I directors who will serve a three year term expiring at the 2012 annual meeting and to approve the 2009 Long-Term Incentive Plan. In addition, as required in connection with our participation in the United State Treasury's Capital Participation Program, the shareholders will be asked to approve a non-binding resolution regarding executive compensation.

Record Date and Voting Rights

        Each shareholder of record of the common stock ("Common Stock") of the Company at the close of business on April 15, 2009 (the "Record Date") is entitled to notice of and to vote at the Shareholders' Meeting. As of the close of business on the Record Date, the Company had (i) 20,000,000 shares of Common Stock, $1.00 par value, authorized, of which 2,012,534 shares of Common Stock were issued and outstanding and held of record by 1,362 shareholders, and (ii) 5,000,000 shares of non-voting common stock, $1.00 par value, of which 90,000 were issued and held by one shareholder. Each share of Common Stock is entitled to one vote on matters to be presented at the meeting.

Requirements for Shareholder Approval

        A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. Abstentions and broker non-votes, which are described below, will be counted in determining whether a quorum exists. Only those votes actually cast for the election of a Director, however, will be counted for purposes of determining whether a particular Director nominee receives sufficient votes to be elected. To be elected, a Director nominee must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time, we do not know of any competing nominees.

        Approval of the 2009 Long-Term Incentive Plan, the non-binding resolutions regarding executive compensation, and any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter, provided a quorum is present. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

        Abstentions.    A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

        Broker Non-Votes.    Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Procedures for Voting by Proxy

        If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees, FOR the approval of the 2009 Long-Term Incentive Plan, and FOR the approval of the non-binding resolution regarding executive compensation and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the board of directors.

        Revocation of Proxies.    A shareholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by:

  •
  Giving written notice of revocation to the Company;

  •
  Properly submitting to the Company a duly executed proxy bearing a later date; or

  •
  Attending the annual meeting and voting in person.

        All written notices of revocation and other communications concerning proxies should be sent to: Citizens Bancshares Corporation, 75 Piedmont Avenue, Atlanta, Georgia 30303; Attention: Cynthia N. Day.

Solicitation of Proxies

        Solicitation of proxies may be made in person or by mail, telephone or facsimile by directors, officers and regular employees of the Company or Citizens Trust Bank (the "Bank") who will not be specially compensated for such solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for their expenses incurred in sending proxy materials to beneficial owners. The Company will bear the cost associated with solicitation of proxies and other expenses associated with the Shareholders' Meeting.

 PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

        The Board proposes to elect three (3) Class I directors who will serve a three-year term expiring at the 2012 annual meeting. If any of these nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated by the Board of Directors. To be elected, a director nominee must receive more votes than any other nominee for a particular seat on the board of directors.

        The table below sets forth for each director nominee (a) the person's name, (b) his or her age at March 1, 2009, (c) the year he or she was first elected as a director, and (d) his or her position with the Company other than as a director and his or her other business experience for the past five years.

DIRECTOR NOMINEES

Class I Directors
(Term Expires 2012)

Name	Age	Year First Elected	Position with the Company;(1) Business Experience
James E. Young	59	1998	President and Chief Executive Officer of the Company and Citizens Trust Bank and serves as a director of Rock-Tenn Company
Ray Robinson	61	2000	Serves as director of Avnet, Inc.; Acuity Brands, Inc.; American Airlines; and Aaron Rents; also serves as Vice-Chairman of the East Lake Foundation; previously Chairman of the East Lake Foundation and previously President of AT&T Southern Region
H. Jerome Russell	46	2000	President of H.J. Russell & Company and Russell New Urban Development, LLC

(1)
All directors of the Company also serve on the Board of Directors of Citizens Trust Bank.

CONTINUING DIRECTORS

Class II Directors
(Term Expires 2010)

Name	Age	Year First Elected	Position with the Company;(1) Business Experience
Robert L. Brown	57	2000	President and Chief Executive Officer of R.L. Brown & Associates, Inc. (Architectural and Construction Management)
C. David Moody	52	2000	President and Chief Executive Officer of C.D. Moody Construction Company and serves as a director of Theragenics Corporation
Mercy P. Owens	61	2004	Retired Senior Vice President, Wachovia Bank, N.A.
James E. Williams	60	2004	President of Williams Communications Systems; Partner of Integrated Communications Networks; retired Executive Vice President of Turner Broadcasting Systems.

(1)
All directors of the Company also serve on the Board of Directors of Citizens Trust Bank.

 Class III Directors
(To Serve a Term Expiring in 2011)

Name	Age	Year First Elected	Position with the Company;(1) Business Experience
Stephen A. Elmore, Sr.	56	2003	Certified Public Accountant; Certified Bank Auditor; and a Partner in the firm of Smiley-Smith & Bright, CPA's, whose practice is limited to Expert Witness Testimony, Forensic Accounting and Other Litigation Support Services; previously a Business and Financial Consultant specializing in community bank training in the areas of internal audit, risk assessment and regulatory compliance; previously General Auditor of Wachovia Bank of Georgia, NA and Deputy General Auditor of Wachovia Corporation; and previously an audit manager in the financial services division of Arthur Andersen & Co.
Donald Ratajczak	66	2003

Consulting Economist; previously Chairman and Chief Executive Officer of Brainworks Ventures, Inc.; also serves as a Director of AssuranceAmerica Corporation; Ruby Tuesday, Inc., a food service company; and Crown Craft, a distributor of children's textile products; previously Director of the Economic Forecasting Center at Georgia State University

(1)
All directors of the Company also serve on the Board of Directors of Citizens Trust Bank.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

 Information About the Board of Directors and Its Committees

        Our Board of Directors.    We are governed by a Board of Directors and various committees of the Board that meet throughout the year. We currently have nine (9) directors, each of whom serves for a three-year term unless such director resigns or is removed. Directors fulfill their responsibilities throughout the year at board and committee meetings and also through telephone contact and other communications with the chairman and chief executive officer and other officers. During the year ended December 31, 2008, the Board of Directors of the Company and the Bank held 14 meetings. All directors attended at least 75% of the Board meetings and the meetings of each committee of the Board of which he or she is a member.

        Director Independence.    The Board of Directors has determined that, with the exception of Mr. Young, all directors are independent pursuant to the independence standards of the Nasdaq Stock Market. In determining that each director could exercise independent judgment in carrying out his or her responsibilities, the Board of Directors considered any transactions, relationships and arrangements between the Company or the Bank and the director and his or her family.

        Audit and Compliance Committee.    The Audit and Compliance Committee is responsible for engaging, overseeing and compensating the Company's independent auditors, pre-approving all allowable audit services, reviewing with the Company's independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing and approving related party transactions; reviewing the scope and results of the Company's internal auditing procedures; consulting with the independent accountants and management with regard to the

Company's accounting methods and the adequacy of the Company's internal accounting controls; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants' audit and non-audit fees. Audit and Compliance Committee members are Stephen A. Elmore, Sr. (Chairman), Robert L. Brown, Mercy P. Owens, and James E. Williams.

        The Board of Directors has determined that each Audit and Compliance Committee member is independent in accordance with the recently amended Nasdaq Stock Market listing standards and applicable Securities and Exchange Commission ("SEC") regulations. None of the members of the Audit and Compliance Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board has also determined that Stephen A. Elmore, Sr. meets the criteria specified under applicable SEC regulations for an "audit committee financial expert" and that all of the Committee members are financially sophisticated. During the fiscal year ended December 31, 2008, the Audit and Compliance Committee met 7 times. The Audit and Compliance Committee has a charter, and a copy of the charter is posted on our website at www.ctbconnect.com.

        Personnel and Compensation Committee.    The Executive Committee serves as the Personnel and Compensation Committee of the Board of Directors of the Company and establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for the Chief Executive Officer and other executive officers and awards stock-based compensation to executive officers and employees of the Company. The committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for reviewing and monitoring compensation and benefit plans, and payment and awards under those plans, for the Company's senior executives. In carrying out these responsibilities, the committee reviews the design of all compensation and benefit plans applicable to executive officers, determines base salaries, reviews incentive plan performance measures, establishes incentive targets, approves cash incentive awards based on performance, grants stock options and other long-term incentives, and monitors the administration of the various plans. In all of these matters, the committee's decisions are reviewed and approved or ratified by the Board of Directors.

        The members of this Committee are Ray Robinson (Chairman), Stephen A. Elmore, Sr., C. David Moody, H. Jerome Russell, James E. Williams and James E. Young. All of the committee members except Mr. Young are independent directors in accordance with Nasdaq Stock Market listing standards.

        Governance and Nominating Committee.    The Governance and Nominating Committee identifies individuals qualified to become directors of the Company and selects or recommends to the Board the director nominees for the next annual shareholders' meeting. The Committee also sets director compensation and is responsible for reviewing the performance of the board and other standing committees. The Committee consists of James E. Williams (Chairman), Mercy P. Owens, and Robert L. Brown. All of the committee members are independent directors in accordance with Nasdaq Stock Market listing standards. The Committee has a charter that is posted on our website at www.ctbconnect.com.

Audit and Compliance Committee Report

        The Audit and Compliance Committee reports as follows with respect to the audit of the Company's 2008 audited consolidated financial statements.

  •
  The Committee has reviewed and discussed the Company's 2008 audited consolidated financial statements with the Company's management;

  •
  The Committee has discussed with the independent auditors, Elliott Davis, LLC, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

  •
  The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1, which relates to the auditor's independence from the corporation and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

  •
  Based on review and discussions of the Company's 2008 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2008 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

March 23, 2009	Audit and Compliance Committee
Stephen A. Elmore, Sr., Chairman Robert L. Brown Mercy P. Owens James E. Williams

Executive Officers

        The table set forth below shows for each executive officer of the Company (a) the person's name, (b) his or her age at March 1, 2009, (c) the year he or she was first elected as an officer of the Company, and (d) his or her present position with the Company and the Bank and other business experience for the past five years, if he or she has been employed by the Company or the Bank for less than five years.

Name	Age	Year First Elected	Position with the Company
James E. Young	59	1998	President and Chief Executive Officer of the Company and the Bank
Cynthia N. Day	43	2003	Senior Executive Vice President and Chief Operating Officer of the Company and the Bank
Samuel J. Cox	51	1998	Executive Vice President and Chief Financial Officer of the Company and the Bank
Robert E. Nesbitt	54	2004	Alabama Division President of the Bank
Kevin J. Wilson	47	2007

Executive Vice Present and Chief Credit Officer of the Bank; previously, Vice President of Georgia Banking Company (2007), Vice President of First Horizon Bank (2005) and Senior Vice President and Senior Credit Officer of Shorebank, Chicago, Illinois (2003-2005)

        We have adopted a Code of Business Conduct and Ethics (the "Code") that applies to all of our principal executive, financial and accounting officers. We believe the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including: the ethical handling of conflicts of interest; full, fair and accurate disclosure in filings and other public communications made by us; compliance with applicable laws; prompt internal reporting of violations of the Code; and accountability for adherence to the Code. A copy may be obtained on our website at www.ctbconnect.com. A copy may also be obtained, without charge, upon written request addressed to Citizens Bancshares Corporation, 75 Piedmont Avenue, Atlanta, Georgia 30303, Attention: Corporate Secretary. The request may be delivered by letter to the address set forth above or by fax to the attention of the Company's Corporate Secretary at (404) 575-8311.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth various elements of compensation awarded to or paid by us for services rendered in all capacities during the last fiscal year to our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers whose total compensation exceeded $100,000 for services rendered during the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)	Total ($)
James E. Young	2008	247,254	—	—	16,234	—	111,730	15,439	390,657
President and Chief	2007	237,744	13,433	—	27,684	24,100	32,120	17,568	352,649
Executive Officer	2006	226,513	—	—	25,308	70,132	69,198	12,198	403,349
Cynthia N. Day	2008	180,844	—	—	9,864	—	12,755	21,707	225,170
Senior Executive Vice	2007	173,888	8,629	—	4,494	15,700	7,882	12,091	222,684
President and Chief Operating Officer	2006	167,350	—	—	2,297	45,050	46,512	4,516	265,725
Robert E. Nesbitt	2008	147,637	—	—	7,074	—	8,849	25,235	188,795
Alabama Division	2007	142,636	5,248	—	4,347	6,500	—	2,441	161,172
President	2006	137,196	—	—	2,297	27,398	—	616	167,507
Samuel J. Cox	2008	123,191	—	—	6,764	—	16,467	22,491	168,913
Executive Vice President	2007	119,025	4,483	—	4,038	6,400	4,872	5,456	144,274
and Chief Financial Officer	2006	112,134	—	—	2,135	23,367	13,507	3,670	154,813
Kevin Wilson(3)	2008	110,000	—	—	—	—	5,254	13,328	128,582
Executive Vice President and Chief Credit Officer

(1)
Option Awards represent the dollar amount of prior year option grants awarded that vested in 2008, computed in accordance with FAS 123R. See Note 1 and Note 10 to the financial statements contained in our Annual Report on Form 10-K for the period ended December 31, 2008 for additional information regarding the calculation of these amounts.

(2)
All Other Compensation include payments for term life insurance, 401(k) matching contributions, car allowances and the economic value of the BOLI that is reportable as income to the insured.

(3)
Compensation for Mr. Wilson is limited to amounts paid in 2008 which was the first full year he was employed by the Bank.

        The following table sets forth information at December 31, 2008, and for the fiscal year then ended, concerning stock options granted to the executive officers listed in the Summary Compensation Table. We have not granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James E. Young	8,876	—	$7.00	1/15/2012
	15,000	—	$11.89	1/20/2014
	1,800	—	$13.41	4/24/2015
	1,200	600	$11.45	4/30/2016
	3,333	6,667	$10.50	4/24/2017
	—	8,500	$8.50	5/27/2018
Cynthia N. Day	1,400	—	$13.41	4/24/2015
	1,107	554	$11.45	4/30/2016
	1,667	3,333	$10.50	4/24/2017
	—	4,500	$8.50	5/27/2018
Robert E. Nesbitt	1,400	—	$13.41	4/24/2015
	1,033	517	$11.45	4/30/2016
	833	1,667	$10.50	4/24/2017
	—	2,500	$8.50	5/27/2018
Samuel J. Cox	1,300	—	$13.41	4/24/2015
	961	480	$11.45	4/30/2016
	833	1,667	$10.50	4/24/2017
	—	2,500	$8.50	5/27/2018
Kevin Wilson	—	2,000	$8.50	5/27/2018

Employment Agreements and Change-In-Control Agreements

        Employment Agreement.    After the merger of First Southern Bancshares, Inc. with and into the Company, which was effective on January 30, 1998, James E. Young became President and Chief Executive Officer of the Company. Mr. Young entered into an employment agreement with the Company. The salary provision of the employment agreement is reviewed annually by the Board of Directors and increased in an amount as may be determined by the Board. The agreement also provided for incentive compensation contingent upon certain performance goals being met and granted to Mr. Young an option to purchase 17,500 shares of Common Stock with a vesting period over a five-year term at an exercise price of $9.88 per share (those options expired on January 29, 2008). The employment agreement was amended in December 2008 to comply with the final regulations issued under Section 409A of the Internal Revenue Code.

        Change in Control Agreement.    The Company has entered into Change in Control Agreements with all of the executive officers covered in this report, except Kevin Wilson, to provide benefits to the executive officers in the event of a change in control of the Company. The agreements will remain in effect for two years following a change in control. Pursuant to the agreement, if the executive is involuntarily terminated without cause or resigns for good reason (defined as a material diminution of the executive's responsibilities or duties, a material reduction in base salary, incentive and/or benefits, an elimination of benefit or incentive programs in which the executive participates without availability of comparable replacement programs, or a change of place of employment to more than 50 miles from the current business office), the executive will receive a lump sum amount equal to 2.5 times the executive's annual base salary for Mr. Young, 1.5 times the base salary for Ms. Day, and one time the base salary for Messrs. Cox and Nesbitt, as well as the continuation of certain employee welfare benefits for a period of 12 months and a payment equal to the executive's cost of COBRA continuation health coverage for a period of 12 months. The executive will accordingly be subject to non-competition and non-solicitation provisions during the 12 months following termination or resignation for good cause. These agreements were amended in December 2008 to comply with the final regulations issued under Section 409A of the Internal Revenue Code.

        In the case of Mr. Young, the provisions of the change in control agreement relating to severance benefits supersede and replace the provisions relating to severance benefits contained in his employment agreement described above. The non-competition and non-solicitation provisions supplement the restrictive covenants contained in his employment agreement.

Director Compensation

        The Director Compensation Program is intended to (a) provide an incentive to directors to stimulate their efforts toward the continued growth and success of the Company and to oversee and help manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by directors by providing them with a means to have a proprietary interest in the Company by acquiring shares of Stock and (c) provide a means of rewarding, attracting, and retaining quality directors.

        Citizens Bancshares' director compensation program utilizes the following compensation components: stock retainer, monthly fee, and meeting fee for additional called meetings. All Directors receive the $3,000 annual retainer, paid quarterly in shares of stock based on stock price at the end of the quarter. Each Director also receives a monthly fee paid in cash and based on the individual director's board and committee assignments for the year. Monthly fees range from $925 to $1,750, and average $1,216. Based on the Board of Directors' compensation structure and committee assignments, Directors receives a meeting fee for each special called meeting if the total number of scheduled Board or assigned Committee meetings attended exceeds more than twelve (12) meetings anytime during the year. For additional Board meetings, the Chair receives a fee of $1,000 and other Directors receive $300. For an additional Committee meeting, the Committee Chair receives a fee of $500 and Committee Members receive $250.

        The Company maintains a voluntary deferred compensation plan whereby a Director may elect to defer current Director fees on a tax-deferred basis into a liability account on the Company's books. The liability account balance accrues interest, also on a tax-deferred basis, at the rate of 100% of the one year Treasury Bill rate as of the crediting date to a minimum of 6% per year. During 2008, three Directors participated in this plan (Mercy Owens, Donald Ratajczak, and James Williams).

        Directors serving on the Board during 2008 and completing the plan entry requirements at the time of joining the Board participate in a non-qualified Director Supplemental Retirement Plan that provides supplemental retirement benefits as part of the Company's total compensation package. The Supplemental Retirement Plan is not available to Directors who joined the Board after December 2006. Once the Director retires, at age 65 or later (Donald Ratajczak's retirement age is 70), the Director is entitled to a retirement benefit of $1,000 per month for 10 years. If the Director dies while in service, the Director's beneficiary is entitled to a payment from the Bank in the same amount as the retirement benefit.

        The Governance and Nominating Committee reviews the Director Compensation Plan on a regular basis and makes recommendations for changes appropriate to ensure the plan is competitive with market director compensation practices.

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Change in Pension Value and Non- Qualified Deferred Comp Earnings	All Other Compensation(1) ($)	Total ($)
Robert L. Brown	12,450	3,000	4,692	900	21,042
Stephen Elmore	17,200	3,000	4,568	900	25,668
C. David Moody	16,450	3,000	2,947	900	23,297
Mercy P. Owens	10,975	3,000	12,228	1,058	27,261
Ray Robinson	23,100	3,000	7,410	900	34,410
Donald Ratajczak	11,100	3,000	7,498	1,100	22,698
H. Jerome Russell	17,575	3,000	1,629	900	23,104
James E. Williams	15,600	3,000	6,659	1,193	26,452

(1)
All Other Compensation represents the above market interest earned on the salary deferred savings plan and reimbursement of taxes paid on stock awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with the Bank and are expected to continue such relationships in the future. In the opinion of management, the extensions of credit made by the Bank to such individuals, companies and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

Related Party Transaction Approval Policies and Procedures

        We define a "related party transaction" as a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by Citizens Trust Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

        We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company's decisions are based on considerations other than our best interests and that of our shareholders. Therefore, the Company and the Bank do not engage in related party transactions. Because of our position regarding related party transactions, we do not believe that we need a written policy regarding related party transactions at this time.

        If a situation were to arise in which a related party transaction might be considered, such a transaction would be presented to the board for approval by a majority of the disinterested directors who would determine whether the transaction would be in the best interest of and the most advantageous course of action for the Company.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Principal Holders of Common Stock

        The following table sets forth the persons who beneficially owned, at March 31, 2009, more than five percent of outstanding shares of Common Stock to the best information and knowledge of the Company. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Herman J. Russell	606,790	30.17%
504 Fair Street, S.W.
Atlanta, Georgia 30313
Hot Creek Capital, LLC	181,850	9.04%
6900 South McCarran Boulevard
Reno, Nevada 89509
Federal National Mortgage Association(1)	105,208	5.23%
3900 Wisconsin Avenue, NW
Washington, DC 20016

    (1)
    Fannie National Mortgage Association also owns 90,000 shares of nonvoting Common Stock.

Common Stock Owned by Management

        The following table sets forth the number and percentage ownership of shares of Common Stock beneficially owned by each director of the Company and by all directors and principal officers as a group, at March 31, 2009. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

Name of Director	Number of Shares Beneficially Owned(1)		Percent Of Class
Robert L. Brown	10,511		*
1394 Doe Valley Drive
Lithonia, Georgia 30058
Stephen A. Elmore, Sr.	2,140		*
115 Shady Brook Walk
Fairburn, Georgia 30213
C. David Moody	58,151	(2)	2.89%
6017 Redan Road
Lithonia, Georgia 30058
Mercy P. Owens	2,254		*
3156 Center Way
Duluth, Georgia 30097
Donald Ratajczak	6,640		*
1681 Lady Marian Lane
Atlanta, Georgia 30309

Name of Director	Number of Shares Beneficially Owned(1)		Percent Of Class
Ray Robinson	4,914		*
3445 Peachtree Road, NE
Suite 175
Atlanta, Georgia 30324
H. Jerome Russell	9,455		*
504 Fair Street
Atlanta, Georgia 30313
James E. Williams	1,755		*
4187 Sandy Lake Drive
Lithonia, Georgia 30038
James E. Young	62,251	(3)	3.10%
647 Master Drive
Stone Mountain, Georgia 30032
All directors and principal officers as a group (13 persons)	186,673		9.28%

    *
    Represents less than 1%.

    (1)
    The information shown above is based upon information furnished to the Company by the named persons. Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Act of 1934, as amended. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to dispose or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. The shares of Common Stock issuable upon exercise of the vested portion of any outstanding options held by the indicated named persons are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by those persons.

    (2)
    Consists of (a) 10,475 shares owned of record by Mr. Moody, (b) 2,340 shares owned jointly with his spouse, (c) 38,981 shares owned by C.D. Moody Construction Company, a company controlled by Mr. Moody, and (d) 6,355 shares owned by his spouse.

    (3)
    Consists of (a) 14,542 shares owned of record by Mr. Young and (b) currently exercisable options to purchase 47,709 shares.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than 10% of the Company's outstanding Common Stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's Common Stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the reports they file.

        During 2008, to the Company's knowledge, based solely on a review of copies of Reports of Beneficial Ownership and Changes in Beneficial Ownership furnished to it and representations that no other reports were required, its directors, executive officers, and greater than ten percent shareholders have complied with applicable Section 16(a) filing requirements except that the filings reporting the receipt by each directors of the board stock retainer for the first quarter of 2008 were not filed in a timely manner and the filings reporting the purchase of shares under the Citizens Bancshares Employee Stock Purchase Plan for James Young, Cynthia Day, Samuel Cox and Kevin Wilson were not filed in a timely manner.

 PROPOSAL 2—APPROVAL OF THE CITIZENS BANCSHARES CORPORATION
2009 LONG-TERM INCENTIVE PLAN

        On March 23, 2009, the Board of Directors adopted the Citizens Bancshares Corporation 2009 Long-Term Incentive Plan (the "Long-Term Incentive Plan"). The primary objectives of the Long-Term Incentive Plan are to provide an incentive to key officers, directors, employees and other service providers to manage the business of the Company and its affiliates in a manner that will provide for the long-term growth and profitability of the Company; to provide such recipients with a proprietary interest in the Company; and to provide a further means of hiring, rewarding and retaining key personnel.

        The Company currently maintains the Citizens Bancshares Corporation 1999 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan was adopted on January 22, 1999 by the Board of Directors. The status of the Stock Incentive Plan as an incentive stock option plan expired on January 21, 2009. This means the plan can only be used now to grant nonqualified options, which have less favorable tax attributes to employee-recipients. For that reason, the Board of Directors elected to adopt the Long-Term Incentive Plan rather than simply amend the Stock Incentive Plan to increase the number of shares reserved for issuance under that plan. In addition, the Long-Term Stock Incentive Plan will provide the Company greater flexibility in the types of equity-based incentives that it may grant to eligible employees and other service providers of the Company and its affiliates. At the annual meeting, shareholders will be asked to consider and vote on the approval and adoption of the Long-Term Incentive Plan. If shareholders approve the Long-Term Incentive Plan, no new awards will be made under the Stock Incentive Plan.

        The number of shares of the Company's common stock reserved for issuance pursuant to awards granted under the Long-Term Incentive Plan is 110,000. In the event all or a portion of an award is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, that number of shares shall be again available under the Long-Term Incentive Plan and shall not count against the maximum number of reserved shares under the Long-Term Incentive Plan.

        Applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), restrict the Company's ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 421 and to claim deductions for performance-based compensation which may be restricted under Code Section 162(m).

        The following description of the Long-Term Incentive Plan is qualified in its entirety by reference to the applicable provisions of the Long-Term Incentive Plan. The Long-Term Incentive Plan is attached hereto as Appendix A.

Terms of the Long-Term Incentive Plan

Administration

        The Long-Term Incentive Plan will be administered by a subcommittee of the Board of Directors whose members are selected by the Board (the "Committee"); provided, that, if no such subcommittee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Committee must have at least two members. When appointing members to the Committee, the Board of Directors is to take into consideration the "outside director" standards contained in Code Section 162(m), the "non-employee" director standards contained in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Subject to further action by the Board of Directors, the Compensation Committee of the Board of Directors will act as the Committee under the Long-Term Incentive Plan. The Committee has the authority to grant awards under the Long-Term Incentive Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Long-Term Incentive Plan. The

Committee's decisions relating to the administration of the Long-Term Incentive Plan and grants of awards shall be final and binding on all persons.

Awards

        The Long-Term Incentive Plan would permit the Committee to make a variety of awards, including stock awards, options to purchase shares of our common stock, stock appreciation rights, restricted stock units, dividend equivalent rights, and performance awards to eligible officers, employees, directors and other service providers of the Company and its affiliates. These discretionary awards may be made on an individual basis or through a program approved by the Committee for the benefit of a group of eligible persons.

        The number of shares of common stock as to which any award is granted, the potential payout of any award not denominated in shares of common stock and the eligible persons to whom awards are granted will be determined by the Committee, subject to the provisions of the Long-Term Incentive Plan.

        Awards may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Committee, to the extent not otherwise inconsistent with the terms of the Long-Term Incentive Plan.

        To the extent that the Committee desires to base an award on performance goals that are intended to qualify the award as performance-based compensation under Code Section 162(m), the Committee may, but is not required to, make the vesting or payment of an award subject to the achievement of one or any combination of the performance goals listed below during a specified period: (1) earnings per share; (2) asset/credit quality; (3) net income; (4) total revenue; (5) balance sheet growth (assets, net loans and/or core deposits); (6) total shareholder return; (7) return on average total equity; (8) return on average common equity; (9) return on average assets; (10) market share; (11) profit margin; (12) stock price; (13) efficiency ratio; (14) productivity of employees as measured by revenues, costs or net income per employee; (15) cost reduction goals; or (16) any combination of the foregoing.

        The performance goals may be applied to the Company, any affiliate or any business unit, either individually, alternatively or in combination. In addition, the Committee may modify the performance goals previously established with respect to a particular grant of an award to address accounting expenses of equity compensation; amortization of acquired technology and intangibles; asset write-downs; litigation-related events; changes in laws affecting reported results; reorganizations; discontinued operations; and extraordinary and non-recurring events, except where such action would result in the loss of a tax deduction to the Company pursuant to Code Section 162(m).

        The Committee may, but is not required to, structure any award so as to qualify as performance-based compensation under Code Section 162(m).

        The maximum number of shares of common stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights, or other awards that are intended to be performance-based compensation under Code Section 162(m) shall not exceed 50,000, subject to adjustment in accordance with the provisions of the Long-Term Incentive Plan. Furthermore, the maximum aggregate dollar amount that may be paid under any performance award denominated in cash during any calendar year to an employee may not exceed $150,000.

        After the date of grant, the Committee may modify the terms and conditions of an award except to the extent inconsistent with other provisions of the Long-Term Incentive Plan.

        Stock Incentives generally are not transferable or assignable during a holder's lifetime.

Awards

        Options.    The Long-Term Incentive Plan provides for the grant of incentive stock options and nonqualified stock options. The Committee will determine whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted, and the option will be evidenced by a stock incentive agreement. Options may be made exercisable on terms established by the Committee, to the extent not otherwise inconsistent with the terms of the Long-Term Incentive Plan.

        The exercise price of an option is set forth in the applicable stock incentive agreement. The Long-Term Incentive Plan provides that the exercise price of any option may not be less than the fair market value of the common stock on the date of the grant. To the extent an incentive stock option is granted to a participant who is an Over 10% Owner (as defined in the plan), the exercise price may not be less than 110% of the fair market value of the common stock on the date the option is granted. The Committee may permit an option exercise price: to be paid in cash; by the delivery of previously-owned shares of common stock; to be satisfied through a cashless exercise executed through a broker; or by having a number of shares of common stock otherwise issuable at the time of exercise withheld. Unless prohibited by applicable law, the Committee may authorize financing by the Company to assist a holder of an option with the payment of the exercise price of the option. The Committee may not condition the grant of an option upon the delivery of shares of common stock to the Company in payment of the exercise price and/or tax withholding obligations under any other option held by a participant. In addition, the exercise price of an option may not be reduced, directly or indirectly, without shareholder approval, other than a reduction that occurs as part of a corporate reorganization.

        The term of an option will be specified in the applicable stock incentive agreement. The term of an incentive stock option generally may not exceed ten years from the date of grant. However, any incentive stock option granted to an Over 10% Owner (as defined in the plan) is not exercisable after the expiration of five years after the date the option is granted. Subject to any further limitations in a stock incentive agreement, in the event of a participant's termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if the termination of employment is due to death or disability, up to one year may be substituted for the three-month period. The Committee may, however, permit an incentive stock option to continue beyond these time limits in which case the option will become a nonqualified stock option.

        Stock Appreciation Rights.    Stock appreciation rights may be granted separately or in connection with an option, and the Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable stock incentive agreement. Each stock appreciation right allows the recipient to receive the appreciation per share of common stock over a base price which may not be less than the fair market value per share of common stock on the date the stock appreciation right is granted. If a stock appreciation right is granted in connection with another type of award, it may only be exercised to the extent that the related award has not been exercised, paid, or otherwise settled. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Committee with respect to any particular award. The base price of a stock appreciation right may not be reduced, directly or indirectly, without shareholder approval, other than a reduction that occurs as part of a corporate reorganization.

        Stock Awards.    The Committee may grant shares of common stock to a participant, subject to restrictions and conditions, if any, as the Committee may determine. The Committee may require a cash payment from the participant in an amount no greater than the aggregate fair market value of the shares of stock awarded determined at the date of grant in exchange for the grant of a stock award or may grant a stock award without the requirement of a cash payment.

        Other Stock Incentives.    Dividend equivalent rights, restricted stock units, and performance awards may be granted in numbers or units and subject to any conditions and restrictions as determined by the Committee and will be payable in cash or shares of common stock, as determined by the Committee.

Tax Reimbursement Payments

        The Committee may make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the receipt or exercise of an award.

Termination of Awards

        The terms of a particular award may provide that they terminate, among other reasons: upon the holder's termination of employment or other status with respect to the Company or any affiliate of the Company; upon a specified date; upon the holder's death or disability; or upon the occurrence of a change in control of the Company.

        Awards may include exercise, conversion or settlement rights to a holder's estate or personal representative in the event of the holder's death or disability. In the Committee's discretion, awards that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of an award and to the provisions of the Long-Term Incentive Plan.

Reorganizations

        The number of shares of common stock reserved for the grant or for issuance in connection with the exercise or settlement of an award or to which an award is subject, as the case may be, the number of shares of common stock reserved for issuance upon the vesting or grant, as applicable, of a stock award, the exercise price of an option and the threshold price of a stock appreciation right, the specified number of shares of common stock to which an award pertains and the annual limit on the number of shares of common stock subject to awards or on the number of shares of common stock which may be used to settle an award will be adjusted in the event of any stock dividend, stock split, spinoff, rights offering or recapitalization of the Company or similar event effected without the receipt of consideration.

        In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company's assets, other change in the Company's capital structure, tender offer or a change in control of the Company, awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the Long-Term Incentive Plan or any agreement reflecting the terms of an award. The Company may also use the Long-Term Incentive Plan to assume awards previously granted by the Company or a third party in favor of persons who become eligible to participate under the Long-Term Incentive Plan.

Amendment or Termination

        The Long-Term Incentive Plan may be amended or terminated by the Board of Directors. No amendment may increase shares available under the Long-Term Incentive Plan or materially expand the classes of eligible recipients or types of awards without shareholder approval. Shareholder approval will also be obtained for any other amendment required under the rules of any stock exchange on which the Company's shares of common stock are then traded. No amendment or termination by the Board of Directors may adversely affect the rights of a holder of an award without the holder's consent.

Federal Income Tax Consequences

        The following discussion outlines generally the federal income tax consequences of participation in the Long-Term Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Long-Term Incentive Plan.

        Incentive Stock Options.    A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

        Nonqualified Options.    A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will have compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

        Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised.

        Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

        Stock Awards.    A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient or is subject to a "substantial risk of forfeiture," as defined in the Internal Revenue Code. However, when the shares of common stock that are subject to the stock award are transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

        Other Stock Incentives.    A participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, restricted stock unit, or performance award (collectively, the "Equity Incentives"). Generally, at the time a participant receives payment under any Equity Incentive, he or she will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and the Company will then be entitled to a corresponding deduction.

        Withholding Taxes.    A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of an award. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of the Company's common stock (provided the participant has owned the shares for at least six months prior to the date of exercise) or, if a participant elects with the permission of the Committee, by a reduction in the number of shares to be received by the participant under the award.

Shareholder Approval

        The Board of Directors seeks shareholder approval of the Long-Term Incentive Plan because approval is required under the Code as a condition to incentive stock option treatment for incentive stock options granted under the Long-Term Incentive Plan. Shareholder approval is also required to claim deductions for performance-based compensation which might otherwise be restricted under Code Section 162(m).

        Approval of Long-Term Incentive Plan requires that the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal, provided a quorum is present, either in person or by proxy, at the annual meeting of shareholders.

        If shareholder approval is not obtained, adoption of the Long-Term Incentive Plan shall be deemed null and void.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE APPROVAL OF THE CITIZENS BANCSHARES
CORPORATION LONG-TERM INCENTIVE PLAN.

 PROPOSAL 3—NON-BINDING RESOLUTION APPROVING
COMPENSATION OF EXECUTIVE OFFICERS

General

        On March 6, 2009, the Company completed a transaction with the United States Treasury under the Troubled Asset Relief Program Capital Purchase Program ("TARP CPP"). Under the TARP CPP, the Company sold 7,462 shares of its Series A Cumulative Perpetual Preferred Stock, which bears an initial dividend rate of 5% increasing to 9% after five years, to the Treasury. One of the conditions of the TARP CPP is that the Company comply with certain limits on its compensation of its executive officers.

        The original limitations of the TARP CPP were amended by the enactment of the American Recovery and Reinvestment Act of 2009 (the "ARRA") on February 17, 2009. ARRA requires the Company, for so long as any obligation arising from the Company's participation in the TARP CPP remains outstanding, to submit to its shareholders a non-binding vote on the compensation of the Company's senior executive officers, as disclosed in this Proxy Statement.

        By the terms of ARRA, this vote by shareholders (i) is not binding on the Board of Directors of the Company, (ii) is not to be construed as overruling any decision by our Board of Directors; and (iii) does not create or imply any additional duties by our Board of Directors.

Executive Compensation

        The Company believes that its compensation policies and procedures, which are reviewed and recommended by the Compensation Committee and approved by the Board of Directors, encourage a culture of pay for performance and are strongly aligned with the long-term interests of shareholders. Like most community banks, the recent and ongoing financial downturn had a significant negative impact on the Company's 2008 results of operations and on the price of the Company's common stock. Consistent with the objective of aligning the compensation of the Company's executive officers with the annual and long-term performance of the Company and the interests of the Company's shareholders, these factors were also reflected in the compensation of the Company's senior executive officers for 2008. One of the main objectives of the Company's executive compensation program is to align a significant portion of each executive officer's total compensation with the annual and long-term performance of the Company and the interests of the Company's shareholders.

        Our Board of Directors and management believe that the compensation paid to the senior executive officers as disclosed in this proxy statement is reasonable and competitive. The Board uses various methods and analyses in setting the compensation for the senior executive officers as discussed below.

        The Board of Directors and the Compensation Committee with the assistance of an independent outside compensation advisor, have reviewed all compensatory arrangements to ensure they comply with the executive compensation limits applicable under the TARP CPP. The Treasury Secretary has yet to publish implementing guidelines or regulations under the newly enacted compensation limits in ARRA. The Company is monitoring this matter, and will implement the limits in conformance with published guidelines. Any required amendments to our compensation arrangements will be made in compliance with applicable deadlines. Finally, the Company is taking reasonable steps to operate such arrangements in compliance with the limits under the TARP CPP based on the statutory language contained in ARRA.

        The Board of Directors strives hard to pay fair compensation to its senior executive officers, and all employees, and believes its compensation practices are reasonable.

Review of Citizens Bancshares' Compensation Philosophy and Practices

        The Compensation Committee, comprised of independent directors, is responsible for administering the compensation of the Company's executive officers. The Committee, assisted by an independent, outside compensation advisor and acting under the authority of the Board of Directors, establishes compensation philosophy, administers compensation plans and programs, establishes executive officer compensation levels, and reviews and evaluates Company performance.

        Pay-for-Performance Philosophy:    Citizens Bancshares' compensation philosophy is to provide competitive compensation to its executive officers based on their respective job responsibilities and performance, and giving careful consideration to the prevailing pay levels in comparably-sized community banks in the southeastern region of the U.S.

        Compensation Program Elements:    Citizens Bancshares uses three key elements in the direct compensation program for its executive officers: base salary reflecting an officer's job assignment, level of experience, and job performance; the opportunity to earn annual incentives based on the achievement of key Company objectives; and the eligibility for periodic long-term incentive grants, using equity, that are forfeited if future service requirements are not met.

        Base Salary:    Compared to the salaries of executive officers in our peer group and the automated database on bank executive salaries maintained by the Committee's compensation advisor, our executive officer 2008 salaries averaged two percent above the market 50th percentile salary level. No executive officer of the Company earned a salary that was more than 10% below or above the market 50th percentile.

        Annual Incentives:    The Committee administers the Annual Incentive Plan that provides the opportunity for participants to earn cash-based incentives for achievement of critical Company objectives. Our plan also emphasizes the importance of asset quality with procedure that reduces a participant's earned incentive if asset quality falls outside the pre-set performance range. Although the Company had positive earnings for 2008 and achieved Returns on Average Assets and Equity that materially exceeded our peer group, the Committee agreed with the suggestion of our Chief Executive Officer that incentives earned under our plan not be paid out in cash.

        Long-Term Incentives:    Historically, the Company has granted stock options to key officers to link their long-term incentives directly to the interests of shareholders. In administering the plan and determining award levels, the Committee considers Company performance as well as previous grant levels to ensure that overall equity-based incentives are in line with the practices of comparable community banks. As described separately in this proxy statement, the Board unanimously recommends that shareholders approve a new Long Term Incentive Plan that, if approved, will cancel and replace the existing stock option plan and provide an even more effective plan for the future.

        Committee Summary:    Citizens Bancshares strives to maintain a pay-for-performance environment in which competitive levels of compensation can be earned for competitive levels of performance which in turn contribute directly to creating shareholder value.

        As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on the Company's executive compensation plans, programs and arrangements as reflected in the disclosures regarding senior executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a "Say on Pay" proposal, gives the Company's shareholders the opportunity to endorse or not endorse the Company's executive pay program and policies through the following resolution:

  "Resolved, that the shareholders of the Company approve the overall executive compensation of the named executive officers of the Company, as described in the Company's Proxy Statement for the 2009 Annual Meeting of Shareholders."

Vote Required to Approve Proposal

        The approval of the non-binding resolution approving the compensation of the Company's executive officers as described in this Proxy Statement requires approval by the affirmative vote of the holders of shares of common stock representing a majority of the votes cast at the Meeting. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE NON-BINDING RESOLUTION APPROVING
THE COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS
AS DESCRIBED IN THIS PROXY STATEMENT.

 ACCOUNTING MATTERS

        Elliott Davis, LLC, Columbia, South Carolina, certified public accountants, was appointed by the Audit Committee of the Board of Directors of the Company to examine the financial statements of the Company as of and for the year ended December 31, 2008. The Audit Committee intends to continue the services of this firm for the year ending December 31, 2009. A representative of Elliott Davis, LLC is expected to be present at the meeting to respond to any appropriate questions and to make a statement if the representative desires to do so.

        The following table sets forth the fees billed to the Company for the years ended December 31, 2008 and December 31, 2007 by Elliott Davis, LLC.

	2008	2007
Audit Fees	$124,850	$106,640
Tax Preparation Fees	23,085	26,965
All Other Fees	12,000	10,000

Total Fees	$159,935	$143,605

Audit Fees

        Audit fees represent fees billed by Elliott Davis, LLC for professional services rendered in connection with the audit of the Company's annual financial statements for 2008 and 2007, including review of the financial statements included in the Company's quarterly filings on Form 10-Q, annual filings on Form 10-K, and response to comment letters from the SEC.

Tax Fees

        Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax return preparation, tax compliance, and tax planning.

All Other Fees

        All other fees represent the fees billed for the audit of the Company's 401 (k) Plan.

        The audit committee has considered the provision of non-audit services by our principal accountant and has determined that the provision of these services was consistent with maintaining the independence of the Company's principal accountant.

        The fees billed by Elliott Davis, LLC are approved by the audit committee for the Company in accordance with the policies and procedures of the audit committee. The audit committee pre-approves all audits and the majority of non-audit services provided by the Company's independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2008, approximately 100% of the total fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

General

        The Governance and Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Governance and Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company's Board of Directors and who are nominated in accordance with procedures described below.

        To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder must submit the following information in writing, addressed to the

Governance and Nominating Committee, in care of the Corporate Secretary, at the main office of the Company at 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303.

  1.
  The name of the person recommended as a director candidate;

  2.
  All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information;

  3.
  The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

  4.
  As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

  5.
  A statement as to the qualification of the nominee.

        In order for a director candidate to be considered for nomination at the Company's annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company's proxy statements was released to shareholders in connection with the previous year's annual meeting, advanced by one year.

Director Qualifications

        The Governance and Nominating Committee considers the following criteria in selecting nominees: business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director of the Company; and any other factors the Governance and Nominating Committee deems relevant.

Other Shareholder Communications

        Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to the Corporate Secretary of the Company at the address of the Company's principal office at 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Attendance at Annual Meeting

        Although the Company does not have a formal policy regarding the Board of Directors' attendance at the annual meeting, directors are expected to attend the meeting. All of the Company's directors attended the 2008 Annual Meeting.

Shareholder Proposals for 2010 Annual Meeting

        Shareholder Proposals.    Shareholder proposals submitted for consideration at the next annual meeting of shareholders must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date of the Company's proxy statement was released to the shareholders in connection with the previous year's annual meeting. As a result, shareholder proposals submitted for consideration at the 2010 annual meeting must be received no later than December 23, 2009, to be included in the 2010 proxy materials. In addition, if the Company does not receive notice of a shareholder proposal for the annual meeting of shareholders at least 45 days before the one-year anniversary of the date that the Company's proxy statement was released to the shareholders for its previous year's annual meeting, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such proposal. SEC Rule 14a-8 provides additional information regarding the content and the procedure applicable to the submission of shareholder proposals to be included in the Company's 2010 proxy statement.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

        The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

AVAILABLE INFORMATION

        A copy of the Company's Annual Report on Form 10-K (except for exhibits thereto), quarterly reports on Form 10-Q, and any current Reports on Form 8-K are available upon request without charge. Shareholders may request a copy of these documents by contacting Cynthia N. Day, Citizens Bancshares Corporation, 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303 (Telephone: (404) 575-8306). These reports are also available on our website at www.ctbconnect.com.

 Appendix A

CITIZENS BANCSHARES CORPORATION
2009 LONG-TERM INCENTIVE PLAN

CITIZENS BANCSHARES CORPORATION
2009 LONG-TERM INCENTIVE PLAN

A-i

CITIZENS BANCSHARES CORPORATION
2009 LONG-TERM INCENTIVE PLAN

SECTION I. DEFINITIONS

        1.1    Definitions.    Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

          (a)   "Affiliate" means:

            (1)   Any Subsidiary or Parent;

            (2)   An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

            (3)   Any entity in which the Company has such a significant interest that the Company determines it should be deemed an "Affiliate", as determined in the sole discretion of the Company.

          (b)   "Award Agreement" means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

          (c)   "Award Program" means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

          (d)   "Awards" means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Nonqualified Stock Options, Performance Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards.

          (e)   "Board of Directors" means the board of directors of the Company.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended.

          (g)   "Committee" means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.

          (h)   "Company" means Citizens Bancshares Corporation, a bank holding company incorporated under the laws of the State of Georgia.

          (i)    "Disability" unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

          (j)    "Dividend Equivalent Rights" means certain rights to receive cash payments or Stock as described in Section 3.5.

          (k)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (l)    "Exercise Price" means the exercise price per share of Stock purchasable under an Option.

          (m)  "Fair Market Value" refers to the determination of the value of a share of Stock as of a date, determined as follows:

            (1)   if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation, Nasdaq), Fair Market Value shall mean the price at which Stock shall have been sold on such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

            (2)   if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the price for the Stock on such date, as reported by such exchange or system; or

            (3)   if the shares of Stock are not traded or reported on any exchange or system on such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

  Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

          (n)   "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

          (o)   "Nonqualified Stock Option" means a stock option that is not an Incentive Stock Option.

          (p)   "Option" means a Nonqualified Stock Option or an Incentive Stock Option.

          (q)   "Over 10% Owner" means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

          (r)   "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

          (s)   "Participant" means an individual who receives an Award hereunder.

          (t)    "Performance Award" refers to a performance award as described in Section 3.6.

          (u)   "Performance Goals" means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters' or years' results or to a designated comparison group, in each case as specified by the Committee in the Award:

    (i)
    earnings per share;

    (ii)
    asset/credit quality;

    (iii)
    net income;

    (iv)
    total revenue;

    (v)
    balance sheet growth (assets, net loans and/or core deposits);

    (vi)
    total shareholder return;

    (vii)
    return on average total equity;

    (viii)
    return on average common equity;

    (ix)
    return on average assets;

    (x)
    market share;

    (xi)
    profit margin;

    (xii)
    stock price;

    (xiii)
    efficiency ratio;

    (xiv)
    productivity of employees as measured by revenues, costs, or net income per employee;

    (xv)
    cost reduction goals; or

    (xvi)
    any combination of the foregoing.

  The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under Financial Accounting Standard 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

          (v)   "Performance Period" means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

          (w)  "Plan" means the Citizens Bancshares Corporation 2009 Long-Term Incentive Plan.

          (x)   "Restricted Stock Units" refers to the rights described in Section 3.7.

          (y)   "Separation from Service" shall mean a termination of a Participant's employment or other service relationship with the Company, subject to the following requirements:

            (1)   in the case of a Participant who is an employee of the Company, a termination of the Participant's employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the "service recipient" within the meaning of Code Section 409A (collectively, the "Service Recipient") or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

            (2)   in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant's service relationship with the Service Recipient either (A) upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (B) if, with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor's relationship with the Service Recipient, no amount will be paid to the Participant before at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date will is actually paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or

            (3)   in any case, as may otherwise be permitted under Code Section 409A.

          (z)   "Stock" means the Company's common stock.

          (aa) "Stock Appreciation Right" means a stock appreciation right described in Section 3.3.

          (bb) "Stock Award" means a stock award described in Section 3.4.

          (cc) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

          (dd) "Termination of Employment" means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE LONG-TERM INCENTIVE PLAN

        2.1    Purpose of the Plan.    The Plan is intended to (a) provide incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

        2.2    Stock Subject to the Plan.    Subject to adjustment in accordance with Section 5.2, One Hundred Ten Thousand (110,000) shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Awards, including without limitation, Incentive Stock Options. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan.

        2.3    Administration of the Plan.    The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

        2.4    Eligibility and Limits.    Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Awards (other than Performance Awards that are payable in cash), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code, may be granted during any calendar year to any employee may not exceed Fifty Thousand (50,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Performance Awards that are payable in cash may not exceed One Hundred Fifty Thousand Dollars ($150,000). If, after grant, an Option or Stock Appreciation Right is cancelled, the shares subject to the cancelled Award shall continue to be counted against the maximum number of shares for which Options and Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

SECTION 3 TERMS OF AWARDS

        3.1    Terms and Conditions of All Awards.

          (a)   The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

          (b)   Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void. To the extent an Award is subject to Performance Goals with the intent that the Award constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

          (c)   The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

          (d)   Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

          (e)   Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant's death, and are exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed within ninety (90) days of the Participant's death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant's death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

          (f)    After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan).

        3.2    Terms and Conditions of Options.    Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

          (a)   Option Price.    The Committee shall determine the Exercise Price of an Option, which shall be specified in the applicable Award Agreement. The Exercise Price may never be less than the Fair Market Value (or one hundred and ten percent (110%) of Fair Market Value in the case of an Incentive Stock Option granted to an Over 10% Owner) of a share of Stock determined as of the date of grant, subject to adjustment in accordance with Section 5.2.

          (b)   Option Term.    Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.

          (c)   Payment.    Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

            (i)    by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

            (ii)   in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

            (iii)  by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

  In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion, except to the extent prohibited by law, including, but not limited to, restrictions applicable to officers and directors under the Sarbanes-Oxley Act of 2002, as amended. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

          (d)   Conditions to the Exercise of an Option.    Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement or Award Program to the contrary.

          (e)   Termination of Incentive Stock Option.    With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

          (f)    Special Provisions for Certain Substitute Options.    Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

          (g)   No Reload Grants.    Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

          (h)   No Repricing.    Except as provided in Section 5.2, without the approval of the Company's stockholders the Exercise Price of an Option may not be reduced, directly or indirectly, after the grant of the Option, including any surrender of the Option in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered.

        3.3    Terms and Conditions of Stock Appreciation Rights.    Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the

Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

          (a)   Settlement.    Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

          (b)   Conditions to Exercise.    Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

          (c)   No Repricing.    Except as provided in Section 5.2, without the approval of the Company's stockholders, the price of a Stock Appreciation Right may not be reduced, directly or indirectly, after the grant of the Stock Appreciation Right, including any surrender of the Stock Appreciation Right in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered.

        3.4    Terms and Conditions of Stock Awards.    The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares granted to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock granted determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

        3.5    Terms and Conditions of Dividend Equivalent Rights.    A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

          (a)   Payment.    Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

          (b)   Conditions to Payment.    Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

        3.6    Terms and Conditions of Performance Awards.    A Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

          (a)   Payment.    Payment in respect of Performance Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

          (b)   Conditions to Payment.    Each Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Performance Award, the Committee, at any time before complete termination of such Performance Award, may accelerate the time or times at which such Performance Award may be paid in whole or in part.

        3.7    Terms and Conditions of Restricted Stock Units.    Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the Restricted Stock Units so payable, including, at the discretion of the Committee, any performance criteria, including any Performance Goals, that must be satisfied as a condition to payment. Restricted Stock Unit Awards containing performance criteria, including any Performance Goals, may be designated as performance share awards.

          (a)   Payment.    Payment in respect of Restricted Stock Units may be made by the Company, at the discretion of the Committee, in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

          (b)   Conditions to Payment.    Each Restricted Stock Unit granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Restricted Stock Unit, the Committee, at any time before complete termination of such Restricted Stock Unit, may accelerate the time or times at which such Restricted Stock Unit may be paid in whole or in part.

        3.8    Treatment of Awards on Termination of Service.    Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4 RESTRICTIONS ON STOCK

        4.1    Escrow of Shares.    Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian's designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

        4.2    Restrictions on Transfer.    The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5 GENERAL PROVISIONS

        5.1    Withholding.    The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

        5.2    Changes in Capitalization; Merger; Liquidation.

          (a)   The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Award, Restricted Stock Unit and Stock Appreciation Right and upon vesting, settlement, or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Dividend Equivalent Right, Performance Award, Restricted Stock Unit, Stock Appreciation Right, and Stock Award pertains, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an "Equity Restructuring").

          (b)   In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Award Agreement), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

          (c)   Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

          (d)   The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        5.3    Cash Awards.    The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

        5.4    Compliance with Code.

          (a)   Code Section 422.    All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

          (b)   Code Section 409A.    Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

        5.5    Right to Terminate Employment or Service.    Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment or services at any time.

        5.6    Non-Alienation of Benefits.    Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

        5.7    Restrictions on Delivery and Sale of Shares; Legends.    Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

        5.8    Listing and Legal Compliance.    The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

        5.9    Termination and Amendment of the Plan.    The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that , except as provided under Section 5.2 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

        5.10    Stockholder Approval.    The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Award granted hereunder will be void.

        5.11    Choice of Law.    The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

        5.12    Effective Date of Plan.    The Plan shall become effective as of the date the Plan was approved by the Board of Directors.

        IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of                        , 2009.

CITIZENS BANCSHARES CORPORATION
By:

Title:

CITIZENS BANCSHARES CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2009

        The undersigned hereby appoints Cynthia N. Day and Samuel J. Cox as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, and each of them, to represent and vote as designated all the shares of common stock of Citizens Bancshares Corporation held of record by the undersigned on April 15, 2009 at the Annual Meeting of Stockholders to be held on May 27, 2009 or any adjournments thereof.

Proposal 1:	To elect the following persons to serve as directors for a three-year term until the 2012 annual meeting:
	Nominees:		James E. Young Ray Robinson H. Jerome Russell
	☐	For All Nominees (except as noted below)		☐	Withhold Authority to Vote for All Nominees Listed Above

To withhold authority to vote for any nominee, write that nominee's name below:

Proposal 2:	To approve the 2009 Long-Term Incentive Plan
	☐	For	☐	Against	☐	Abstain
Proposal 3:	To approve the non-binding resolution regarding executive compensation.
	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

        If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.

QuickLinks

INTRODUCTION
PROPOSAL 1—ELECTION OF DIRECTORS
Nominees
DIRECTOR NOMINEES
Class I Directors (Term Expires 2012)
CONTINUING DIRECTORS
Class II Directors (Term Expires 2010)
Class III Directors (To Serve a Term Expiring in 2011)
Information About the Board of Directors and Its Committees
Executive Officers
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year End Table
Director Compensation
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Principal Holders of Common Stock
Common Stock Owned by Management
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
PROPOSAL 2—APPROVAL OF THE CITIZENS BANCSHARES CORPORATION 2009 LONG-TERM INCENTIVE PLAN
PROPOSAL 3—NON-BINDING RESOLUTION APPROVING COMPENSATION OF EXECUTIVE OFFICERS
ACCOUNTING MATTERS
DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
AVAILABLE INFORMATION
  Appendix A